[SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]


                               September 26, 1995

The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, Virginia 23230

Gentlemen:

   We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 15 to the registration statement on Form S-6 (File No. 33-12470) for Life of Virginia Separate Account III filed with the Securities and Exchange Commission. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               SUTHERLAND, ASBILL & BRENNAN


                               By /s/ STEPHEN E. ROTH
                                  Stephen E. Roth